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                                  EXHIBIT 7.1
                             JOINT FILING AGREEMENT


         In accordance with Rule 13d-1(f) promulgated under the Securities and Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with regard to the common stock of Western Pacific Airlines, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement as of the 22nd day of November, 1996.


                                        GFI COMPANY



                                        By: /s/ Edward L. Gaylord
                                            ----------------------------------
                                        Name: Edward L. Gaylord
                                        Title:   President




                                        /s/ Edward L. Gaylord
                                        --------------------------------------
                                                  Edward L. Gaylord





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